Exhibit 1

For a period of 60 days beginning on the date of this instrument, the undersigned will not offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of Assured Guaranty Ltd. (the “Company”), or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, owned directly by the undersigned or with respect to which the undersigned has beneficial ownership within the rules and regulations of the Securities and Exchange Commission (collectively the “Undersigned’s Shares”).

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Date: March 19, 2014

WLR RECOVERY FUND IV, L.P.
By:	WLR Recovery Associates IV LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC its General Partner

By:	/s/ Michael J. Gibbons
Michael J. Gibbons,
Authorized Person

WLR RECOVERY FUND III, L.P.
By:	WLR Recovery Associates III LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Michael J. Gibbons
Michael J. Gibbons,
Authorized Person

WLR IV PARALLEL ESC, L.P.
By:	INVESCO WLR IV Associates LLC, its General Partner
By:	Invesco Private Capital, Inc., its Managing Member

By:	/s/ Michael J. Gibbons
Michael J. Gibbons,
Authorized Person

WLR/GS MASTER CO-INVESTMENT, L.P.
By:	WLR Master Co-Investment GP LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC, its General Partner

By:	/s/ Michael J. Gibbons
Michael J. Gibbons,
Authorized Person

WLR AGO CO-INVEST, L.P.
By:	WLR Recovery Associates IV LLC, its General Partner
By:	WL Ross Group, L.P., its Managing Member
By:	El Vedado, LLC its General Partner

By:	/s/ Michael J. Gibbons
Michael J. Gibbons, Manager

/s/ Wilbur L. Ross, Jr.
Wilbur L. Ross, Jr.